Exhibit (a)(8)

MEDIAMIND TECHNOLOGIES RESPONDS TO INQUIRIES REGARDING ISRAELI TAX WITHHOLDING LAW

New York, July 21, 2011 – MediaMind Technologies Inc. (NASDAQ: MDMD), the leading independent global provider of integrated digital advertising solutions, has received a number of inquiries regarding certain Israeli tax issues in connection with DG FastChannel Inc.'s outstanding tender offer for all outstanding shares of MediaMind common stock, which is currently set to expire at 12:00 Midnight on Friday, July 22, 2011.  In connection with the tender offer, MediaMind has applied for, and expects to receive, a ruling from the Israeli Tax Authority that exempts certain tendering shareholders that are not Israeli residents from Israeli tax withholding, provided such shareholders are able to make certifications establishing, among other matters, that they (i) are not Israeli residents, (ii) own less than 5% of MediaMind's outstanding shares and (iii) did not acquire their shares prior to MediaMind's initial public offering on August 10, 2010.  There can be no guarantee that MediaMind will obtain such a ruling.  Assuming a ruling is obtained, MediaMind intends to make available to shareholders information required by the ruling to permit them to comply with the certification requirements, provided that shareholders respond within the time that may be established by the Israeli Tax Authority.  Payment of the consideration for tendered shares may be held in escrow pending receipt of a final ruling and/or the receipt of such certifications and any other documentation required by the Israeli Tax Authority. If Israeli tax withholding is required, shareholders may be able to apply for a refund from the Israeli Tax Authority with the assistance of their tax advisor. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS, WHICH CONTAIN ADDITIONAL INFORMATION CONCERNING ISRAELI TAX WITHHOLDING, AND, AS STATED IN THE TENDER OFFER MATERIALS, TO CONSULT THEIR TAX ADVISORS REGARDING ISRAELI TAX WITHHOLDING.

Notice to Investors
An affiliate of DG FastChannel, Inc. has filed a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and MediaMind has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement (collectively, the "tender offer materials") contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials are available to stockholders of MediaMind at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) are available at no charge on the SEC’s Web site: www.sec.gov, and may also be obtained by contacting MacKenzie Partners, Inc., the information agent for the offer, at (800) 322-2885 (toll free).

About MediaMind

MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2010 campaigns for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East. For more information on MediaMind, visit http://www.MediaMind.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the future consolidated results of operations and financial condition of the Company, the continued global growth of digital advertising, and the Company's ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in our final prospectus related to our initial public offering filed on August 12, 2010, our Annual Report on form 10K filed on March 8, 2011 and additional reports we file with the Securities and Exchange Commission.

Investor Contacts:
Jonathan Schaffer
The Blueshirt Group
T: 212.871.3953
ir@mediamind.com

Media Contact:
Alex Wellins
The Blueshirt Group
T: 415.217.5861
ir@mediamind.com
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